UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2021

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

      55 Glenlake Parkway, N.E., Atlanta, Georgia                30328
(Address of principal executive offices)                 (Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class B common stock, par value $0.01 per share	UPS	New York Stock Exchange

0.375% Senior Notes due 2023	UPS23A	New York Stock Exchange

1.625% Senior Notes Due 2025	UPS25	New York Stock Exchange

1% Senior Notes due 2028	UPS28	New York Stock Exchange

1.500% Senior Notes due 2032	UPS32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As further described below, at the 2021 Annual Meeting of Shareowners (the “Meeting”) of United Parcel Service, Inc. (the “Company”) held on May 13, 2021, the Company’s shareowners approved the United Parcel Service, Inc. 2021 Omnibus Incentive Compensation Plan (the “Plan”). The following description of the Plan is qualified in its entirety by reference to the Plan, which is incorporated herein by reference from Exhibit 10.1 to this Current Report on Form 8-K.
In general, the Plan will be administered by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”), except that the Board will administer the Plan with respect to non-employee members of the Board. The Plan will enable the Compensation Committee to provide equity and incentive compensation to certain persons including employees of the Company and its subsidiaries and certain affiliates, directors of the Company and consultants, agents and certain other service providers of the Company and its subsidiaries and certain affiliates. Pursuant to the Plan, the Company may grant equity-based and cash-based compensation generally in the form of stock options, appreciation rights, restricted stock, restricted stock units, restricted performance shares, restricted performance units, shares, cash awards and other stock-based awards upon terms and conditions as further described in the Plan.
Subject to adjustment as described in the Plan, and subject to the Plan’s share counting rules, a total of 25,000,000 shares of class A common stock of the Company are available for awards granted under the Plan, minus one share for each share issued under awards granted under the United Parcel Service, Inc. 2018 Omnibus Incentive Compensation Plan after December 31, 2020, plus shares subject to awards granted under the Plan or certain prior plans that are added back to the Plan according to the Plan’s share counting rules. These shares may be shares of original issuance or treasury shares, or a combination of both. The aggregate number of shares available under the Plan will generally be reduced by one share for every one share subject to an award granted under the Plan. The Plan also provides that, subject to adjustment as described in the Plan, (1) the maximum aggregate number of shares that can be issued under the Plan upon the exercise of incentive stock options is 25,000,000 shares, and (2) no non-employee director of the Company will be granted, in any period of one fiscal year, compensation (including cash fees and retainers) for such service having an aggregate value (measured at the grant date as applicable, and calculating the value of any awards based on the aggregate grant date fair value in accordance with financial reporting rules) in excess of $750,000, subject to exception as described in the Plan.
The Plan permits the Compensation Committee to make certain performance-based awards to participants under the Plan, which awards will be earned based upon the achievement of performance measures. A non-exhaustive list of performance measures that could be used for such performance-based awards includes the following: earnings per share; net income (before or after taxes); free cash flow; return measures (including, but not limited to return on assets; return on equity; return on operating capital; return on invested capital; and return on sales); cash flow return on investments; earnings before or after taxes, interest and depreciation; gross revenues; share price; shareowner return; pretax profit; economic value added; volume growth; package flow technology; successfully integrating acquisitions; reducing non-operations expenses; other operating efficiency measures or ratios; operating income; return on capital; return on capital employed; pre-tax income margin; and/or any other objective or subjective metric established by the Compensation Committee with respect to an award. Performance measures may be established on an absolute or relative basis, and the Compensation Committee may exclude the effect of one or more events, including, without limitation, unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs and exit costs), acquisitions and divestitures, discontinued operations, extraordinary items, foreign currency gains and losses and the cumulative effect of tax and accounting changes.
In connection with a change in control of the Company, time-based awards will generally only be accelerated if the awards are not assumed or converted in connection with the change in control. “Double trigger” treatment (in other words, a qualifying termination of service following a change in control) will apply to time-based awards in other circumstances. Performance-based awards will generally only be accelerated on a change in control (1) to the extent of actual achievement of the performance conditions or (2) on a prorated basis for time elapsed in ongoing performance period(s) based on target or actual achievement. Double-trigger treatment will apply to performance based awards in other circumstances (1) to the extent of actual achievement of the performance conditions or (2) on a prorated basis for time elapsed in ongoing performance period(s) based on target or actual achievement. The Compensation Committee generally will be able to amend the Plan, subject to shareowner approval in certain circumstances as described in the Plan.

Item 5.07.     Submission of Matters to a Vote of Security Holders.
At the Meeting, the following matters were submitted to a vote of the shareholders.

Election of Directors:
Votes regarding the election of 13 directors for a term expiring at our 2022 annual meeting of shareholders, or until their earlier resignation, removal or retirement, were as follows:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Carol B Tomé	1,311,917,675	44,784,282	10,802,912	125,163,061
Rodney C. Adkins	1,270,513,880	79,166,861	17,824,128	125,163,061
Eva C. Boratto	1,309,603,544	43,298,606	14,602,719	125,163,061
Michael J. Burns	1,291,472,570	60,838,065	15,194,234	125,163,061
Wayne M. Hewett	1,308,491,011	43,173,627	15,840,231	125,163,061
Angela Hwang	1,309,353,431	43,448,138	14,703,300	125,163,061
Kate E. Johnson	1,309,163,354	44,389,044	13,952,471	125,163,061
William R. Johnson	1,286,248,563	64,856,107	16,400,199	125,163,061
Ann M. Livermore	1,270,808,220	82,586,055	14,110,594	125,163,061
Franck J. Moison	1,309,312,570	41,858,269	16,334,030	125,163,061
Christiana Smith Shi	1,302,504,777	48,926,236	16,073,856	125,163,061
Russell Stokes	1,308,240,287	44,601,649	14,662,933	125,163,061
Kevin M. Warsh	1,307,046,839	45,582,147	14,875,883	125,163,061

Under our Bylaws, each of the director nominees was elected, having received more votes “for” than “against”.

Approval of an Advisory Resolution on Executive Compensation:
Votes regarding the approval, on an advisory basis, of the compensation of our executive officers were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,236,014,582	98,565,043	32,925,244	125,163,061
The proposal passed.

Approval of the UPS 2021 Omnibus Incentive Compensation Plan:
Votes regarding the approval of the 2021 United Parcel Service, Inc. Omnibus Incentive Compensation Plan were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,258,730,947	80,471,944	28,301,978	125,163,061
The proposal passed.

Ratification of Accountants:
Votes regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021 were as follows:

FOR	AGAINST	ABSTAIN
1,441,105,870	39,730,617	11,831,443
The proposal passed.

Shareowner Proposals:
Votes on a shareowner proposal requesting the Board prepare an annual report on lobbying activities were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
346,640,822	996,143,967	24,720,080	125,163,061
The proposal did not pass.

Votes on a shareowner proposal to reduce the voting power of class A stock from 10 votes per share to one vote per share were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
394,963,344	957,452,986	15,088,539	125,163,061
The proposal did not pass.

Votes on a shareowner proposal requesting the Company prepare a report on how it plans to reduce its total contribution to climate change were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
492,018,392	850,309,316	25,177,161	125,163,061
The proposal did not pass.

Votes on a shareowner proposal requesting the Company transition to a public benefit corporation were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
46,515,946	1,298,693,847	22,295,076	125,163,061
The proposal did not pass.

Votes on a shareowner proposal requesting the Board prepare a report assessing the Company’s diversity and inclusion efforts were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
452,260,914	888,558,241	26,685,714	125,163,061
The proposal did not pass.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1
United Parcel Service, Inc. 2021 Omnibus Incentive Compensation Plan (incorporated herein by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A (Commission File No. 001-15451) filed on March 29, 2021)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date:	May 19, 2021	By:	/s/ Norman M. Brothers, Jr.
Name: Norman M. Brothers, Jr.
Title: Executive Vice President, Chief Legal and Compliance Officer